UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Employee Email]

2023 was an exceptional year for Southern Company. We delivered strong financial results in the face of unprecedented headwinds, constructed new generating units that will help to reduce our carbon footprint and made grid and pipeline enhancements to further the reliability and resilience of our systems. These achievements reflect our team’s steadfast commitment to keep the customers and the communities we are privileged to serve at the center of everything we do.

During the 2024 Annual Meeting of Stockholders, our Chairman and CEO, Chris Womack, will discuss 2023 performance, stockholders will vote on the items noted below and we will answer stockholder questions. This year, we are holding a virtual annual meeting which allows for greater stockholder participation.

Many of our employees own Southern Company stock. It is important for you to make your voice heard by voting your shares. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 21. I encourage you to vote promptly.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2024	FOR

Item #4 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR
Item #5-6 Stockholder Proposals	Vote on two stockholder proposals: •Simple Majority Vote •Disclose Short-, Medium- and Long-Term Operational GHG Targets	AGAINST each proposal

If you are a stockholder, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting and the items that are up for a vote.

Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods.

Our virtual annual meeting will begin at 10:00 a.m. ET on May 22 and can be accessed online at www.virtualshareholdermeeting.com/SO2024. A replay will be available for those that are not able to join the virtual meeting.

You can visit the annual meeting website to review and download copies of the proxy statement and annual report, find a link to vote your proxy and access the virtual annual meeting online. If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-506-0782.

Thank you for considering these important company matters and voting your shares.

Sterling Spainhour
EVP, Chief Legal Officer

[Employee Article – SO Today]

Southern Today article
Scheduled for publication May 14, 2024

Title: It’s time to vote your proxy

Sub-title: Employees who own Southern Company common stock are encouraged to vote

Six items are up for vote at Southern Company's 2024 annual meeting of stockholders at 10:00 a.m., E.T., on Wednesday, May 22. The annual meeting will be held virtually this year which allows for greater stockholder participation. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 21.

Below is a summary of the items up for vote this year, along with the Board of Directors' voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2024	FOR
Item #4 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR
Item #5-6 Stockholder Proposals	Vote on two stockholder proposals: •Simple Majority Vote •Disclose Short-, Medium- and Long-Term Operational GHG Targets	AGAINST each proposal

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report, find a link to vote your proxy and access the virtual annual meeting online.